Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT
THIS AMENDMENT effective as of the last date on the signature block, to the Fund Servicing Agreement dated as of September 14, 2023, as amended, (the “Agreement”) is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add a fund and fee schedule to the Agreement; and
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1.The Exhibit for Ramirez Asset Management, attached hereto, is hereby added in its entirety to the Agreement.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ADVISOR MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Exhibit for Ramirez Asset Management
to the
Advisor Managed Portfolios Fund Servicing Agreement

Name of Series
Ramirez Government Money Market Fund
Ramirez Core Bond Fund

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal – In support of external legal counsel
$____ per project – one fund
$____ per project – two funds
$____ per project – three funds
Negotiated Fee – four funds and above
(Includes MST external counsel fee, subject to services provided; if applicable)
Additional fee of $____ per sub-adviser
Additional fee of $____ per drafting multi-manager exemptive application (does not include outside legal costs)
MST may require up to $____ in escrow
Additional Regulatory Administration Services
Subsequent new fund launch – $____ per fund or as negotiated
Subsequent new share class launch – $____ per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.

The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed ____% following the selection of U.S. Bank and ____% 75 days after the preliminary registration statement is filed with the SEC.

Extraordinary services – negotiated based upon specific requirements
Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund*
____ basis points on the first $____
____ basis points on the next $____
____ basis points on the next $____
____ basis points on the balance
Minimum Annual Fee: $____ per fund

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Additional fee of $____ for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
$____ – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$____ – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$____ – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$____ – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$____ – Interest Rate Swaps, Foreign Currency Swaps
o$____ – Swaptions
o$____ – Credit Default Swaps
$____- Intraday money market funds pricing, up to 3 times per day
$____ per Month Manual Security Pricing (>____per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees.
Corporate Action and Factor Services
$____ per Foreign Equity Security per Month
$____ per Domestic Equity Security per Month
$____ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
$____ per security per month

SEC Modernization Requirements
Form N-PORT – $____ per year, per Fund
Form N-MFP -- $____ per year, per Fund
Form N-CEN – $____ per year, per Fund
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.
Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
Base Fee per CUSIP            $____ for first CUSIP in Fund Complex
$____ each additional class CUSIP in Fund Complex
Open Accounts                $____ per open account
Closed (zero balance) Accounts         $____ per closed account
Daily Accrual Fund Accounts        $____ per open account

Annual Basis Point Fee per Fund Complex
0.50 basis points on all assets

Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
NSCC System Interface
Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), ~~,~~ EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.
Trust Chief Compliance Officer (CCO) Services Annual Fee Schedule
$____ for the first fund (subject to Board approval)
$____ for each additional fund 2-5 (subject to change based on Board review and approval)
$____ per sub-adviser per fund
For more than one fund, fees will be aggregated and allocated equally.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

Fees are calculated pro rata and billed monthly.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Fund Administration & Portfolio Compliance
Additional Services Fee Schedule
Transfer In-Kind
Tax Free Transfer In-Kind Cost Basis Tracking* – $5,000 per sub-account per year
Daily Compliance Services (if required)
Base fee – $____ per fund per year
Setup – $____ per fund group
Section 18 Compliance Testing
$____ set up fee per fund complex
$____ per fund per month
Section 15(c) Reporting
$____ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situation:
Fee will be accessed.
Rule 2a-5 Reporting (valuation reporting and support):
$____ per fund
Customized delivery of data:
TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $____ per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $____ per additional estimate
State tax returns - (First two included in core services) – $____ per additional return

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$____ per qualified plan account or Coverdell ESA account (Cap at $____ per SSN)
$____ per transfer to successor trustee
$____ per participant distribution (Excluding SWPs)
$____ per refund of excess contribution
$____ per reconversion/recharacterization
Additional Shareholder Paid Fees
$____ per outgoing wire transfer or overnight delivery
$____ per telephone exchange
$____ per return check or ACH or stop payment
$____per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
Implementation
$____ –per fund group, Inquiry only - no transaction capabilities
$____ per fund group, base transactional and maintenance functionality
Three year minimum term

Description	Schedule
Annual Fee – Based on Login Volume
Up to 100,000	$____
100,000 – 999,999	$____
1,000,000+	$____
Activity Fees
Per Login	$____ per event
Login Challenge (email or SMS Text)	$____ per event
Inquiry	$____ per event
Account Maintenance	$____ per event
Transaction – financial transactions, duplicate statements requests, etc.	$____ per event
New Account Set-up	$____ per event
Bank Verification Attempt	$____ per event

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $____ per statement
Document Consent Processing, Suppression, and Notification – $____ per suppressed statement
Development & Implementation of Electronic Confirm Statements – $____ initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $____ per statement
Document Consent Processing, Suppression, and Notification – $____ per suppressed statement
Development & Implementation of Electronic Investor Statements – $____ initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $____ per statement
Document Consent Processing, Suppression, and Notification – $____ per suppressed statement
Development & Implementation of Electronic Tax Statements – $____ initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $____ per suppressed statement
Development & Implementation of Electronic Compliance Documents – $____ initial setup fee
Related Digital Investor Fees
View Consent Enrollment – $____ per transaction
Consent Enrollment – $____ per transaction
View Statements – $____ per view
Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $____ per document per year for three years and greater, if desired

Digital Investor customization charges apply

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $____ per year
Per Record Charge
•Rep/Branch/ID – $____
•Dealer – $____
Price Files – $____ per record or $____ per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
Account inquiry

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
•Inquiry - $____ per event
•Vision ID - $____ per month per ID
Transaction Processing*
•Implementation Fee - $____ per Management Company
•Transaction – purchase, redeem, and exchange - $____ per event
•Monthly Minimum Charge - $____ per month
Electronic Statements*
•Implementation- $____ per fund group
•Load charges-$____ per image
•Archive charge (for any image stored beyond 2 years)-$____ per document

*Vision ID and event charges also apply.
•Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below 1000 IDs	$____	$____
1000-3450 IDs	$____	$____
3451 IDs and above	$____	$____
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$____ per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
STAT – Statement and Tax Form Storage & Retrieval
•Setup: $____ per user
•Support: $____ per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
•Standard ad-hoc select: $____ per file
•Custom coded data for recurring, scheduled delivery: $____ per hour consultation and programming development
•Support: $____ per file per month for recurring files/reports scheduled for delivery.
•Recurring files scheduled for delivery via Pivot or Managed File Services.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
•Setup: $____ one-time fee
•Support: $____ per file per month
Chat Services
Implementation Fee – $____
Monthly Fee – $____ per month
Per Chat Fee – $____ per chat or $____ per minute of chat
Virtual Assistant
$____ Implementation Fee
$____ per month administration fee

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Electronic Form Delivery and Signature Capture
Implementation fee – $____ (includes 15 forms)
Additional setup fee – $____ for each additional form and email template
Form and fund logo modifications – $____ per form, $____ per updated Fund Logo
Monthly minimum fee – $____ per month
Per electronic envelope Fee – $____
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
•$____ implementation
•$____ per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$____ implementation
•$____ per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$____ implementation
•$____ per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
•$____ implementation
•$____ per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
•$____ implementation
•$____ per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
•$____ implementation
•$____ per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$____ per month
Programming Services
$____ per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund setup programming (transfer agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$____ per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$____ setup per fund group
$____ per month administration
$____ per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
$____ per fund group per month
CTI Reporting
•Integrated custom detailed call reporting – $____ per monthly report
Literature Fulfillment Services

■Account Management/Database Administration
●$ ____ per month
●$ ____ per SKU - Receiving
●$ ____ per order - Order Processing
●$ ____ per month per location - Skid Storage
●$ ____ per SKU - Disposal

■Inbound Tele servicing Only
●$ ____ per month Account Management (OR)
●$ ____ per call, Call Servicing

■Lead Source Reporting
●$ ____ per month

■Closed Loop Reporting
●$ ____ per month, Account Management
●$ ____ per fund group, Database Installation, Setup

■Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$____ per Month
Fund Event* Services
Programming & File Delivery – $____/hour
Project Management/Analysis – $____/hour
Account Data Retention – $____/account/month until purged*
CUSIP Data Retention – $____/CUSIP/month until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent). FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $____ per CUSIP
Expedited CUSIP Setup – $____ per CUSIP (Less than 35 days)
Fund Characteristic Change
Fund Name Change – $____ per fund/ per change
Fund CUSIP Change – $____ per fund/ per change

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
Adviser’s signature below is solely in acknowledgment of the above fee schedule.

Ramirez Asset Management

By:
Name:
Title: